Exhibit 99.1

ITW Reports Fourth Quarter and Full Year Results
Delivers Double Digit Earnings Growth in 2018

Fourth-Quarter Highlights

•	Total revenue $3.6 billion; organic growth +1%; North America +4%

•	Operating margin 24.0%, an increase of 70 bps

•	GAAP EPS $1.83 vs. 2017 GAAP EPS of $(0.22); Excluding one-time 2017 tax charge of $658 million, EPS increased 8%, +10% excluding $(0.04) currency impact

Full-Year Highlights

•	Total revenue $14.8 billion, an increase of 3%; organic growth +2%

•	Operating margin 24.3%, an increase of 60 bps excluding 2017 legal settlement of $95 million

•	After-tax ROIC 28.2%, an increase of 390 bps

•	GAAP EPS $7.60, up 56% vs. 2017 GAAP EPS of $4.86; Excluding one-time 2017 tax charge and legal settlement, EPS increased 15%

GLENVIEW, IL., February 1, 2019 - Illinois Tool Works Inc. (NYSE: ITW) today reported its fourth-quarter and full-year 2018 results.

“The fourth quarter closed out another year of strong execution and financial performance by the ITW team. For the quarter, the company delivered 10 percent EPS growth excluding currency impact and the 2017 tax charge, operating margin expansion of 70 basis points and after-tax return on invested capital of 27.7 percent,” said E. Scott Santi, Chairman and Chief Executive Officer.

“For the year, excluding the 2017 one-time items, we grew EPS by 15 percent, expanded operating margin by 60 basis points to a record 24.3 percent, grew Free Cash Flow 10 percent and returned $3 billion cash to shareholders in the form of dividends and share repurchases. The fact that we achieved these results despite significant raw material cost headwinds and a decline in auto builds in North America, Europe and China clearly demonstrates the power of ITW’s highly differentiated business model and the resilience of our high quality diversified business portfolio.”

“We enter 2019 well-positioned to deliver another year of differentiated performance and continued progress in executing our long-term strategy to leverage the power of the ITW Business Model to its full potential,” Santi concluded.

Fourth-quarter revenue was essentially flat at $3.6 billion as organic growth of one percent was more than offset by the impact of foreign currency translation. Organic revenue growth increased four percent in North America, offset by a two percent decline in International. As expected, Product Line Simplification (PLS) activities reduced organic revenue growth by 90 basis points. Excluding a tax charge in the prior year, fourth quarter EPS increased eight percent to $1.83. Excluding the unfavorable foreign currency translation impact of $(0.04) and one-time 2017 tax charge, EPS grew 10 percent. Operating margin was 24.0 percent, an increase of 70 basis points, with enterprise initiatives contributing 110 basis points and more than offsetting 40 basis points of price/cost headwind. Fourth quarter Free Cash Flow increased 18 percent to $727 million.

Full year revenue grew three percent to $14.8 billion, with organic growth of two percent. As previously disclosed, the company recorded a favorable legal settlement of $95 million in 2017. Excluding this settlement and the 2017 fourth quarter tax charge, 2018 full-year EPS increased 15 percent to $7.60. Operating margin was 24.3 percent, an increase of 60 basis points excluding the 2017 legal settlement, with enterprise initiatives contributing 110 basis points of margin improvement, more than offsetting 50 basis points of price/cost headwind. After-tax return on invested capital was 28.2 percent, an improvement of 390 basis points.

2018 Free Cash Flow increased 10 percent to $2.4 billion. The company repurchased $2 billion of its own shares and raised its dividend 28 percent in August 2018 to an annualized $4.00 per share.

2019 Guidance
The company re-affirmed its full-year EPS guidance in a range of $7.90 to $8.20 per share. Organic growth is expected to be in the range of one to three percent based on current run rates. Operating margin is expected to improve by approximately 100 basis points with enterprise initiatives contributing 100 basis points. Free cash flow is expected to be at or above 100 percent of net income. The company expects to repurchase approximately $1.5 billion of its shares in 2019.

For the first quarter 2019, the company expects EPS of $1.73 to $1.83. This incorporates higher estimated restructuring expense of $0.07 per share, foreign currency translation headwind of $0.07 per share and a tax rate in the range of 24.5 to 25.5 percent, which represents a $0.05 per share headwind year-over-year.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, foreign exchange rates, total and organic revenue growth, operating margin, economic and regulatory conditions in various geographic regions, price/cost impact, restructuring expenses, free cash flow, effective tax rate, after-tax return on invested capital, and timing and amount of share repurchases. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2017 and subsequently filed Form 10-Qs.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.8 billion in 2018. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has approximately 48,000 dedicated colleagues in operations around the world who thrive in the company’s unique, decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions except per share amounts	2018	2017(1)	2018	2017(1)
Operating Revenue	$3,580	$3,629	$14,768	$14,314
Cost of revenue	2,096	2,124	8,604	8,306
Selling, administrative, and research and development expenses	578	609	2,391	2,412
Legal settlement (income)	—	—	—	(95)
Amortization and impairment of intangible assets	46	50	189	206
Operating Income	860	846	3,584	3,485
Interest expense	(63)	(66)	(257)	(260)
Other income (expense)	19	16	67	45
Income Before Taxes	816	796	3,394	3,270
Income taxes	209	872	831	1,583
Net Income (Loss)	$607	$(76)	$2,563	$1,687

Net Income (Loss) Per Share:
Basic	$1.84	$(0.22)	$7.65	$4.90
Diluted	$1.83	$(0.22)	$7.60	$4.86

Cash Dividends Per Share:
Paid	$1.00	$0.78	$3.34	$2.73
Declared	$1.00	$0.78	$3.56	$2.86

Shares of Common Stock Outstanding During the Period:
Average	329.8	342.1	335.0	344.1
Average assuming dilution	331.6	342.1	337.1	346.8

(1) The three and twelve months ended December 31, 2017 have been restated to reflect the adoption of new accounting guidance in 2018 which resulted in the presentation of $4 million and $9 million, respectively, of other net periodic benefit income in Other income (expense) rather than in Operating Income, with no change in Net Income.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	December 31, 2018	December 31, 2017
Assets
Current Assets:
Cash and equivalents	$1,504	$3,094
Trade receivables	2,622	2,628
Inventories	1,318	1,220
Prepaid expenses and other current assets	334	336
Total current assets	5,778	7,278

Net plant and equipment	1,791	1,778
Goodwill	4,633	4,752
Intangible assets	1,084	1,272
Deferred income taxes	554	505
Other assets	1,030	1,195
	$14,870	$16,780

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term debt	$1,351	$850
Accounts payable	524	590
Accrued expenses	1,271	1,258
Cash dividends payable	328	266
Income taxes payable	68	89
Total current liabilities	3,542	3,053

Noncurrent Liabilities:
Long-term debt	6,029	7,478
Deferred income taxes	707	164
Noncurrent income taxes payable	495	614
Other liabilities	839	882
Total noncurrent liabilities	8,070	9,138

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,253	1,218
Retained earnings	21,217	20,210
Common stock held in treasury	(17,545)	(15,562)
Accumulated other comprehensive income (loss)	(1,677)	(1,287)
Noncontrolling interest	4	4
Total stockholders’ equity	3,258	4,589
	$14,870	$16,780

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2018
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$777	$168	21.6%
Food Equipment	567	151	26.6%
Test & Measurement and Electronics	538	133	24.8%
Welding	414	111	26.9%
Polymers & Fluids	422	91	21.5%
Construction Products	397	99	24.9%
Specialty Products	469	118	25.4%
Intersegment	(4)	—	—%
Total Segments	3,580	871	24.4%
Unallocated	—	(11)	—%
Total Company	$3,580	$860	24.0%

Twelve Months Ended December 31, 2018
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$3,338	$751	22.5%
Food Equipment	2,214	572	25.8%
Test & Measurement and Electronics	2,171	523	24.1%
Welding	1,691	474	28.0%
Polymers & Fluids	1,724	369	21.4%
Construction Products	1,700	414	24.3%
Specialty Products	1,951	522	26.8%
Intersegment	(21)	—	—%
Total Segments	14,768	3,625	24.5%
Unallocated	—	(41)	—%
Total Company	$14,768	$3,584	24.3%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q4 2018 vs. Q4 2017 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(3.6)%	5.2%	0.2%	7.6%	3.5%	(0.7)%	(2.0)%	0.9%
Acquisitions/ Divestitures	—%	—%	—%	—%	(1.0)%	—%	—%	(0.1)%
Translation	(2.5)%	(1.7)%	(1.5)%	(0.9)%	(3.4)%	(3.1)%	(1.6)%	(2.2)%
Operating Revenue	(6.1)%	3.5%	(1.3)%	6.7%	(0.9)%	(3.8)%	(3.6)%	(1.4)%

Q4 2018 vs. Q4 2017 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(70) bps	110 bps	—	130 bps	80 bps	(20) bps	(30) bps	20 bps
Changes in Variable Margin & OH Costs	(90) bps	(50) bps	110 bps	(130) bps	20 bps	100 bps	(20) bps	30 bps
Total Organic	(160) bps	60 bps	110 bps	—	100 bps	80 bps	(50) bps	50 bps
Acquisitions/ Divestitures	—	—	—	—	10 bps	—	—	—
Restructuring/Other	10 bps	20 bps	30 bps	50 bps	50 bps	70 bps	—	20 bps
Total Operating Margin Change	(150) bps	80 bps	140 bps	50 bps	160 bps	150 bps	(50) bps	70 bps

Total Operating Margin % *	21.6%	26.6%	24.8%	26.9%	21.5%	24.9%	25.4%	24.0%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	270 bps	30 bps	380 bps	50 bps	100 bps	140 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.10) on GAAP earnings per share for the fourth quarter of 2018.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Full Year 2018 vs Full Year 2017 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	—%	2.8%	3.5%	9.7%	1.0%	1.2%	(0.4)%	2.2%
Acquisitions/ Divestitures	—%	—%	—%	—%	(0.4)%	—%	(0.1)%	(0.1)%
Translation	2.0%	1.5%	1.4%	0.2%	(0.6)%	0.4%	1.2%	1.1%
Operating Revenue	2.0%	4.3%	4.9%	9.9%	—%	1.6%	0.7%	3.2%

Full Year 2018 vs Full Year 2017 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	10 bps	60 bps	90 bps	150 bps	30 bps	20 bps	—	50 bps
Changes in Variable Margin & OH Costs	(50) bps	(110) bps	80 bps	(70) bps	(10) bps	20 bps	(60) bps	(70) bps (1)
Total Organic	(40) bps	(50) bps	170 bps	80 bps	20 bps	40 bps	(60) bps	(20) bps
Acquisitions/ Divestitures	—	—	—	—	—	—	—	—
Restructuring/Other	10 bps	10 bps	—	20 bps	50 bps	—	20 bps	20 bps
Total Operating Margin Change	(30) bps	(40) bps	170 bps	100 bps	70 bps	40 bps	(40) bps	—

Total Operating Margin % *	22.5%	25.8%	24.1%	28.0%	21.4%	24.3%	26.8%	24.3%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	280 bps	30 bps	380 bps	50 bps	110 bps	130 bps**
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.42) on GAAP earnings per share for 2018.
(1) Full year 2017 included 60 basis points of favorability from the confidential legal settlement.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2018	2017	2018	2017
Operating income(1)	$860	$846	$3,584	$3,485
Less: Legal settlement income	—	—	—	(95)
Adjusted operating income	860	846	3,584	3,390
Adjusted tax rate	25.5%	26.9%	24.9%	28.3%
Income taxes	(219)	(227)	(893)	(958)
Operating income after taxes	$641	$619	$2,691	$2,432

Invested capital:
Trade receivables	$2,622	$2,628	$2,622	$2,628
Inventories	1,318	1,220	1,318	1,220
Net plant and equipment	1,791	1,778	1,791	1,778
Goodwill and intangible assets	5,717	6,024	5,717	6,024
Accounts payable and accrued expenses	(1,795)	(1,848)	(1,795)	(1,848)
Other, net	(519)	21	(519)	21
Total invested capital	$9,134	$9,823	$9,134	$9,823

Average invested capital	$9,247	$10,101	$9,533	$10,005
Return on average invested capital	27.7%	24.5%	28.2%	24.3%

(1) The 2017 results have been restated to reflect the adoption of new accounting guidance in 2018 related to the presentation of net periodic benefit costs. The adoption of this guidance resulted in the presentation of $4 million and $9 million of other net periodic benefit income in Other income (expense) rather than in Operating Income for the fourth quarter 2017 and full year 2017, respectively, with no change in Net Income.

ROIC for the three months ended December 31, 2018 was 27.7%, an improvement of 320 basis points. ROIC for the twelve months ended December 31, 2018 was 28.2%, an improvement of 390 basis points. The improvement in both periods was primarily the result of the new U.S. tax rules and regulations.

A reconciliation of the 2018 effective tax rate to the adjusted tax rate excluding the third quarter 2018 net discrete tax benefit is as follows:

	Twelve Months Ended
	December 31, 2018
	Income Taxes	Tax Rate
As reported	$831	24.5%
Net discrete tax benefit related to third quarter	15	0.4%
As adjusted	$846	24.9%

A reconciliation of the 2017 effective tax rate to the adjusted tax rate excluding the discrete tax charge related to the 2017 U.S. tax legislation is as follows:

	Three Months Ended		Twelve Months Ended
	December 31, 2017		December 31, 2017
	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$872	109.6%	$1,583	48.4%
Discrete tax charge related to 2017 U.S. tax legislation	(658)	(82.7)%	(658)	(20.1)%
As adjusted	$214	26.9%	$925	28.3%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2018	2017	2018	2017
Net cash provided by operating activities	$809	$695	$2,811	$2,402
Less: Additions to plant and equipment	(82)	(78)	(364)	(297)
Free cash flow	$727	$617	$2,447	$2,105	*

Net income (loss), as reported	$607	$(76)	$2,563	$1,687
Discrete tax charge related to 2017 U.S. tax legislation	—	658	—	658
Adjusted net income	$607	$582	$2,563	$2,345

* Excluding $115 million related to an additional discretionary pension contribution, free cash flow would have been $2.2 billion for the twelve months ended December 31, 2017.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

IMPACT OF THE "TAX CUTS AND JOBS ACT" AND LEGAL SETTLEMENT

Following the passing of the “Tax Cuts and Jobs Act” in the U.S., ITW recorded a one-time tax charge of $658 million in the fourth quarter of 2017. Additionally, as previously disclosed, ITW entered into a confidential legal settlement, resulting in a favorable one-time benefit of $95 million in 2017. The following schedules illustrate the impact of these items on the Company’s fourth quarter and full year 2017 financial results:

Fourth Quarter

Dollars in millions	Q4 '17 As Reported(1)	Tax Charge	Q4 '17 Excl. Item	Q4 '18 As Reported	Change Vs. Prior Year
Total Revenue	$3,629	—	$3,629	$3,580	(1)%
Operating Income	$846	—	$846	$860	+2%
Operating Margin	23.3%	—	23.3%	24.0%	+70 bps
Tax Rate	109.6%	+82.7%-pts	26.9%	25.5%	(1.4)%-pts
Net Income (Loss)	$(76)	$(658)	$582	$607	+4%
EPS	$(0.22)	$(1.92)	$1.70	$1.83	+8%

Full Year

Dollars in millions	2017 As Reported(1)	Legal Item	Tax Charge	2017 Excl. Items	2018 As Reported	Change Vs. Prior Year
Total Revenue	$14,314	—	—	$14,314	$14,768	+3%
Operating Income	$3,485	+$95	—	$3,390	$3,584	+6%
Operating Margin	24.3%	+60 bps	—	23.7%	24.3%	+60 bps
Tax Rate	48.4%	—	+20.1%-pts	28.3%	24.5%	(3.8)%-pts
Net Income (Loss)	$1,687	+$59	$(658)	$2,286	$2,563	+12%
EPS	$4.86	+$0.17	$(1.90)	$6.59	$7.60	+15%

(1) The 2017 results have been restated to reflect the adoption of new accounting guidance in 2018 related to the presentation of net periodic benefit costs. The adoption of this guidance resulted in the presentation of $4 million and $9 million of other net periodic benefit income in Other income (expense) rather than in Operating Income for the fourth quarter 2017 and full year 2017, respectively, with no change in Net Income.